ALLIANCE SELECT INVESTOR SERIES, INC.	Exhibit 77Q1(a)
811-09176



Articles Supplementary to the Fund's Articles of Incorporation dated February 22, 2000 - Incorporated by reference to Exhibit (a)(3) to Post-Effective Amendment No. 5 of the Fund's Registration Statement on Form N-1A (File Nos. 333-8818 and 811-9176) filed with the Securities and Exchange Commission on February 29, 2000.



ALLIANCE SELECT INVESTOR SERIES, INC.	Exhibit 77Q1(e)
811-09176



Advisory Agreement between the Fund and Alliance Capital Management L.P. as amended February 29, 2000 - Incorporated by reference to Exhibit (d) to Post-Effective Amendment No. 5 of the Fund's Registration Statement on Form N-1A (File Nos. 333-8818 and 811-9176) filed with the Securities and Exchange Commission on February 29, 2000.